EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER OF XFUELS, INC.

In connection with the accompanying Quarterly Report on Form 10-Q of Xfuels, Inc. for the period ending July 31, 2015, the undersigned, Michael Mclaren, President and Chief Executive Officer, principal accounting officer and principal financial officer, of Xfuels, Inc. , does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended July 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Quarterly Report on Form 10-Q for the quarter ended July 31, 2015 fairly presents, in all material respects, the financial condition and results of operations of Xfuels, Inc. .

Date: April 26, 2016	By:	/s/ Michael Mclaren
Michael Mclaren
Chief Executive Officer